Exhibit 10.3
NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (AS DEFINED BELOW), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, (II) UNLESS SOLD OR TRANSFERRED TO A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (III) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED WITH A REGISTERED BROKER-DEALER IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR WITH A FINANCIAL INSTITUTION THAT IS AN ACCREDITED INVESTOR UNDER THE SECURITIES ACT PURSUANT TO A LOAN OR FINANCING ARRANGEMENT SECURED BY THESE SECURITIES.
AEOLUS PHARMACEUTICALS, INC.
COMMON STOCK WARRANT
THIS CERTIFIES THAT, for value received, the Holder is entitled to purchase, and Aeolus Pharmaceuticals, Inc., a Delaware corporation (the "Company"), promises and agrees to sell and issue to the Holder, at any time, or from time to time subject to the restrictions and limitations set forth herein, during the Exercise Period (as defined in Section 2 herein), up to  the number of shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), as set forth on the signature page hereof (or such less amount, to the extent that this Warrant has been partially exercised without tendering the Warrant for surrender and reissuance) that may be acquired on a per share basis at the Exercise Price, subject to the provisions and upon the terms and conditions hereinafter set forth.  This Warrant is one of the Warrants issued in the Private Securities Offering.
1.            Definitions of Certain Terms.  In addition to the terms defined elsewhere in this Warrant, the following terms have the following meanings:
(a)            "Beneficially Own," "Beneficial Ownership," "Beneficially Owning" or similar variations thereof shall mean a person's or entity's beneficial ownership of common stock of an issuer as determined pursuant to Rule 13d-3 under the Exchange Act and publicly issued interpretations of such Rule 13d-3
(b)            "Business Day" means a day on which banks are open for business in the city of New York.
(c)            "Charter Amendment" means an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of common stock available for issuance by the Company or to effect a reverse common stock split without altering the number of shares of common stock previously authorized.

(d)            "Commission" means the U.S. Securities and Exchange Commission.
(e)            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(f)            "Exercise Price" means the price at which the Holder may purchase one share of Common Stock upon exercise of this Warrant as determined from time to time pursuant to the provisions hereof.  The initial Exercise Price is $0.22 per share, subject to adjustment as provided herein.
(g)            "Expiration Date" means the fifth anniversary of the Issue Date.
(h)            "Holder" means a record holder of the Warrant or shares of Common Stock obtained or obtainable upon exercise of the Warrant, as applicable.  The initial Holder is referenced in the signature page hereof.
(i)            "Initial Exercise Date" means the date that is 90 calendar days after the Issue Date (or, if such day is not a Business Day, the next Business Day thereafter).
(j)            "Issue Date" means December 8, 2015.
(k)            "Purchase Agreement" means that certain securities purchase agreement, dated as of the Issue Date, between the Company and certain Purchasers specified therein.
(l)            "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the Issue Date, between the Company and the Purchasers of securities in the Private Securities Offering.
(m)            "Securities Act" means the Securities Act of 1933, as amended.
(n)            "Private Securities Offering" shall mean the Company's offering of securities pursuant to Rule 506 under the Securities Act.
(o)            "Warrant" means this warrant and any warrant or warrants hereafter issued as a consequence of the exercise or transfer of this warrant in whole or in part.
2.            Exercise of Warrant.
(a)            Manner of Exercise.  This Warrant may be exercised, in whole or in part, at any time or from time to time, during the period commencing as of 9:30:01 a.m., New York time, on the Initial Exercise Date and ending as of 5:30 p.m., New York time, on the Expiration Date (the "Exercise Period"), for the number of fully paid and non-assessable shares of Common Stock set forth on the signature page hereof (subject to adjustment and the terms and conditions set forth herein) (the "Warrant Shares"), for an exercise price per share equal to the Exercise Price, by delivery to the Company at its headquarters, or at such other place as is designated in writing by the Company, of:

(i)            a duly executed notice of exercise, substantially in the form of Attachment I attached hereto and incorporated by reference herein ("Notice of Exercise");
(ii)            this Warrant (unless such exercise is a partial exercise only, in which case the Warrant need not be tendered for exercise); and
(iii)            payment of an amount in cash equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise, with such payment being in the form of a wire transfer of funds to an account designated in writing by the Company.
The date on which the Company receives the Notice of Exercise, this Warrant (as applicable), and the Exercise Price payable with respect to the Warrant Shares being purchased shall be deemed to be the date of exercise (the "Date of Exercise").  Execution and delivery of a Notice of Exercise with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares.  Execution and delivery of a Notice of Exercise for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof.
(b)            Cashless Exercise.  Notwithstanding the provisions of Section 2(a) above (requiring payment by wire transfer), the Company agrees that, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then Holder shall have the right at such time to exercise this Warrant in full or in part on a cashless basis, computed using the following formula:
X = Y (A - B)
   A
Where:
X = The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;
Y =  The number of Warrant Shares in respect of which the net issue election is made;
A =  The Fair Market Value  (as defined below) of one Warrant Share at the time the cashless exercise election is made; and
B =  The Exercise Price then in effect at the time of such exercise.
The term "Fair Market Value" shall mean, on any given day: (A) if the class of Warrant Shares is exchange-traded, the average of the closing sales prices per share of the class of Warrant Shares for the trading day prior to the applicable date of determination of Fair Market Value; or (B) if the class of Warrant Shares is not listed or admitted to trading on any securities exchange but is regularly traded in any over-the-counter market, then the average of the bid and ask prices per share of the class of Warrant Shares for trading day prior to the applicable date of determination of Fair Market Value; or (C) if the class of Warrant Shares is not traded as described in clauses (A) or (B), then the per share fair market value of the class of Warrant Shares as determined in good faith by the Company's Board of Directors.

(c)            Delivery of Certificates.  Subject to the provisions below, upon receipt of the Notice of Exercise, the Company shall as soon as reasonably practicable instruct its transfer agent to prepare certificates for the Warrant Shares to be received by the Holder upon such exercise.  The Company shall, at its own cost and expense, cause the transfer agent to deliver such certificates to the Holder (or to such other nominee as may be designated by the Holder) within three Business Days following the Date of Exercise (the "Delivery Period").  The Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised as of the Date of Exercise, irrespective of the date such certificates are actually delivered by the transfer agent to the Holder or are credited to the Holder's Depository Trust Company ("DTC") account, as the case may be.  If fewer than all of the Warrant Shares purchasable under the Warrant are purchased, the Company will, upon such partial exercise (but only if the Holder elected to surrender the Warrant in connection with such partial exercise), execute and deliver to the Holder a new Warrant (dated as of the Issue Date), in the same form and tenor as this Warrant, evidencing that portion of the Warrant not exercised.
(d)            Delivery of Electronic Shares.  In lieu of delivering physical certificates representing the Warrant Shares issuable upon exercise (provided that the transfer agent is participating in the DTC Fast Automated Securities Transfer program and provided further that the Holder provides the transfer agent with information required in order to issue such Warrant Shares to the Holder electronically), upon the request of the Holder as set forth in the Notice of Exercise, the Company shall cause its transfer agent to electronically transmit, within the Delivery Period, the Warrant Shares issuable upon exercise to the Holder by crediting Holder's account with DTC through its Deposit Withdrawal Agent Commission system.  Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.
(e)            No Fractional Shares.  If a fractional share of Warrant Shares would, but for the provisions of this Section 2(d), be issuable upon exercise of the rights represented by this Warrant, the Company shall (i) round a half share or greater to be delivered to Holder up to the next whole share and (ii) round a less-than-half share to be delivered to Holder down to the nearest whole share.
(f)            Buy-In.  Notwithstanding anything else to the contrary contained herein, in addition to any other rights available to the Holder, if following any valid exercise of this Warrant that is effected more than 90 days after the Issue Date, the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the applicable Warrant Shares purchased upon exercise hereof or credit the Holder's balance account with DTC, as applicable, on or before the end of the Delivery Period (other than a failure caused by any incorrect or incomplete information provided by Holder to the Company hereunder), and if after such date the Holder purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares that the Holder anticipated receiving from the Company upon exercise of this Warrant (a "Buy-In"), then the Company shall, within three Business Days after the Holder's request, (1) pay cash to the Holder the amount by which (x) the Holder's total purchase price (including commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue, by (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored, or deliver to the Holder the number of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing the Warrant Shares as required pursuant to the terms hereof.

(g)            No Charge to Holder Upon Issuance.  The issuance of Warrant Shares upon exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares (other than any transfer taxes resulting from the issuance of Warrant Shares to any person other than Holder).
(h)            Reservation of Shares.  During the Exercise Period, the Company shall, subject to the effectiveness of the Charter Amendment, reserve and keep available out of its authorized but unissued Common Stock such number of Warrant Shares issuable upon the full exercise of this Warrant.  All Warrant Shares which are so issuable shall, when issued and upon the payment of the applicable Exercise Price, subject to the effectiveness of the Charter Amendment, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges and not subject to the pre-emptive rights of any holder of Common Stock or any other class or series of stock of the Company.  During the Exercise Period, other than the Charter Amendment, the Company shall not take any action which would cause the number of authorized but unissued Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.
(i)            Limitations on Exercises.  Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would Beneficially Own in excess of 9.99% (the "Maximum Percentage") of the Common Stock (the "Beneficial Ownership Limitation").  To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be).  No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.  The limitations contained in this paragraph shall apply to a successor Holder of this Warrant.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock.  For any reason at any time, upon the written or oral request of the Company, the Holder shall within one (1) Business Day confirm orally and in writing to the Company the number of shares of Common Stock Beneficially Owned by Holder, including by virtue of any prior or requested conversion or exercise of convertible or exercisable securities into Common Stock (including the Warrants).

3.            Adjustments in Certain Events.  The number, class, and price of Warrant Shares for which this Warrant may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:
(a)            Subdivisions, Combinations and Other Issuances.  If after the Issue Date the outstanding shares of the Company's Common Stock are divided into a greater number of shares, by forward stock split or otherwise, or a dividend in stock is paid on the Common Stock, then the number of shares of Warrant Shares for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced.  Conversely, if after the Issue Date the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, by reverse stock split or otherwise, then the number of Warrant Shares for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased.  The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a).
(b)            Merger, Consolidation, Reclassification, Reorganization, Etc.  In case of any change in the Common Stock through merger, consolidation, reclassification (other than as provided in Section 3(a) hereof), reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company (other than as provided in Section 3(a) hereof), then, as a condition of such change (a "Fundamental Transaction"), lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Holder would have been entitled (including, if applicable, any election as to the type and form of acquisition consideration that would be payable upon exercise of this Warrant) if, immediately prior to such event, the Holder had held the number of Warrant Shares obtainable upon the exercise of the Warrant (without regard to any limitations on exercise that may have otherwise applied at such time).  In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.  The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

(c)            Notice of Record Date, Etc.  In the event the Company shall propose to take any action of the types requiring an adjustment pursuant to this Section 3 or a dissolution, liquidation or winding up of the Company shall be proposed, the Company shall give notice to Holder as provided in Section 6 below, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place.  Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon the exercise of the Warrant.
(d)            If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Holder or its assignee upon exercise of its rights hereunder as such Holder or assignee would have been entitled to if this Warrant had been exercised prior to the record date for such distribution.  The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Holder or its assignee is entitled under this Section 3(d).
4.            No Rights as a Stockholder.  Except as otherwise provided herein, the Holder will not, by virtue of ownership of the Warrant, be entitled to any rights of a stockholder of the Company.
5.            Restrictions on Transfer; Legends.
(a)            Registration or Exemption Required.  Assuming the accuracy of the representations and warranties of the Holder contained in the Purchase Agreement or in the subscription agreement for the Private Securities Offering, this Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Rule 506 (c) under Regulation D. Neither this Warrant nor the Warrant Shares may be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.
(b)            Restrictive Legend.  The Holder understands that until such time as this Warrant and the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement, or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant and the Warrant Shares, as applicable, shall bear a restrictive legend in substantially the form set forth on the cover page of this Warrant (and a stop-transfer order may be placed against transfer of the certificates for such securities).
(c)            Removal of Restrictive Legends.  This Warrant and the certificates evidencing the Warrant Shares, as applicable, shall not contain any legend restricting the transfer thereof: (A) following any sale of the Warrant Shares pursuant to Rule 144, or (B) if such Warrant and Warrant Shares are eligible for sale under Rule 144(b)(1) (or, with respect to the Warrant Shares, if the Warrant Shares are then outstanding and registered for resale under the Registration Rights Agreement), or (C) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) and the Company shall have received an opinion of counsel to the Holder in form reasonably acceptable to the Company to such effect (collectively, the "Unrestricted Conditions").  The Company shall cause its counsel to issue a legal opinion to its transfer agent if required by the transfer agent to effect the issuance of this Warrant or the Warrant Shares, as applicable, without a restrictive legend or removal of the legend hereunder.  The Company agrees that at such time as the Unrestricted Conditions are met, it will, no later than three (3) Trading Days following the delivery by the Holder to the Company or the transfer agent of this Warrant and a certificate representing Warrant Shares, as applicable, issued with a restrictive legend, deliver or cause to be delivered to such Holder this Warrant and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends.

6.            Notices; Adjustments.
(a)            All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (iii) two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company or to Holder, as applicable, at the respective addresses set forth on the signature page to the Purchase Agreement or at such other address(es) as they may designate, respectively, by ten (10) days advance written notice to the other party hereto.
(b)            Upon the occurrence of any adjustments pursuant to Section 3 hereof, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.
7.            Non-Circumvention.  The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be reasonably required to protect the rights of the Holder; provided, however, the foregoing shall not restrict or impact completion of the Charter Amendment.
8.            Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles, and notwithstanding the fact that one or more counterparts hereof may be executed outside of the state, or one or more of the obligations of the parties hereunder are to be performed outside of the state.

9.            Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant, having terms and conditions identical to this Warrant, in lieu hereof.
10.            Modification and Waiver.  The Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder of the Warrant.
11.            Successors.  This Warrant shall be binding and inure to the benefit of the parties and their respective successors and assigns hereunder; provided that this Warrant may be assigned by Holder only in compliance with the conditions specified in and in accordance with all of the terms of this Warrant.  This Warrant does not create and shall not be construed as creating any rights enforceable by any other person or corporation.
12.            Headings.  The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
13.            Saturdays, Sundays, Holidays.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.
14.            Severability.  If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Warrant.
15.            Execution and Counterparts.  This Warrant may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument.  Any one of such counterparts shall be sufficient for the purpose of proving the existence and terms of this Warrant, and no party shall be required to produce an original or all of such counterparts in making such proof.
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IN WITNESS WHEREOF, each of the Company and Holder have caused this Warrant to be executed and delivered as of the Issue Date by an officer thereunto duly authorized.
AEOLUS PHARMACEUTICALS, INC.

By:
David Cavalier
Chief Financial Officer

Acknowledged and Agreed to as of the Issue Date:
Name of Purchaser: ________________________________________________________
Signature of Authorized Signatory of Purchaser: _________________________________
Name of Authorized Signatory: _______________________________________________
Title of Authorized Signatory: ________________________________________________
Initial Number of Warrant Shares: _____________________________________________

[Signature Page to Common Stock Warrant]

ATTACHMENT I
NOTICE OF EXERCISE
AEOLUS PHARMACEUTICALS, INC.
Attention:  Chief Financial Officer
The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Warrant issued by Aeolus Pharmaceuticals, Inc. as of December 8, 2015, and held by the undersigned, the original of which is attached hereto, and (check the applicable box):
□	Tenders herewith payment of the Exercise Price in the form of cash, via wire transfer of immediately available funds, in the amount of $____________ for _________ shares of Common Stock.
□
Due to the fact that at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares, the undersigned elects the cashless exercise option pursuant to Section 2(b) of the Warrant, and accordingly requests delivery of _________ shares of Common Stock, net, pursuant to the following calculation:

X = Y (A-B)/A ( ) = (_____) [(_____) - (_____)]/(_____)
Where
X = The number of shares of Common Stock to be issued to the Holder pursuant to this cashless exercise;
Y = The number of shares of Common Stock in respect of which the net issue election is made;
A = The Fair Market Value of one share of Common Stock, as calculated per the terms of the Warrant; and
B = The Exercise Price then in effect as of the date of exercise.
Check if applicable:
□
If this box is checked, as long as the Company's transfer agent participates in the DTC Fast Automated Securities Transfer program ("FAST"), and except as otherwise provided in the next following sentence, the Company shall effect delivery of the shares of Common Stock to the Holder by crediting to the account of the Holder or its nominee at DTC (as specified in this Exercise Notice) with the number of shares of Common Stock required to be delivered.  In the event that the Company's transfer agent is not a participant in FAST, or if the shares of Common Stock are not otherwise eligible for delivery through FAST, the Company shall effect delivery of the shares of Common Stock by delivering to Holder or its nominee physical certificates representing such shares.

Information for Delivery of uncertificated shares by DWAC:
Account Number:
Account Name:
DTC Number:

HOLDER:

Signature

Name:

Title:

Date: